COLE CREDIT PROPERTY TRUST III, INC.

SUPPLEMENT NO. 9 DATED SEPTEMBER 22, 2009

TO THE PROSPECTUS DATED APRIL 30, 2009

This document supplements, and should be read in conjunction with, the prospectus of Cole Credit Property Trust III, Inc. dated April 30, 2009, Supplement No. 6 dated July 30, 2009, which superseded and replaced all previous supplements to the prospectus and Supplement No. 8 dated August 19, 2009, which superseded and replaced Supplement No. 7 dated August 18, 2009. Unless otherwise defined in this supplement, capitalized terms used in this supplement shall have the same meanings as set forth in the prospectus.

The purpose of this supplement is to describe the following:

(1)	the status of the offering of shares of Cole Credit Property Trust III, Inc.;
(2)	change to the suitability standards;
(3)	recent real property investments;
(4)	the placement of debt on certain prior real property investments;
(5)	potential real property investments;
(6)

disclosure related to our involvement in an article dated September 1, 2009 published by a magazine for investment advisors, including clarifications and corrections to certain statements included in the article; and

(7)	a modified form of Subscription Agreement and Additional Investment Subscription Agreement.

Status of Our Public Offering

Our initial public offering of 250,000,000 shares of common stock was declared effective on October 1, 2008. Of these shares, we are offering up to 230,000,000 shares in a primary offering and have reserved and are offering up to 20,000,000 shares pursuant to our distribution reinvestment plan. As of September 21, 2009, we had accepted investors’ subscriptions for, and issued, 61,131,153 shares of our common stock in the offering, resulting in gross proceeds of approximately $611.0 million. As of September 21, 2009, we had approximately 188,868,847 shares of our common stock remaining in our offering.

We will offer shares of our common stock pursuant to the offering until October 1, 2010, unless all shares being offered have been sold, in which case the offering will be terminated. If all of the shares we are offering have not been sold by October 1, 2010, we may extend the offering as permitted under applicable law. In addition, at the discretion of our board of directors, we may elect to extend the termination date of our offering of shares reserved for issuance pursuant to our distribution reinvestment plan until we have sold all shares allocated to such plan through the reinvestment of distributions, in which case participants in the plan will be notified. The offering must be registered in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Therefore, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually. We reserve the right to terminate the offering at any time prior to the stated termination date.

Change to the Suitability Standards

The following information supersedes and replaces in its entirety the third paragraph on page i of the prospectus under the section captioned “Suitability Standards”.

A few states have established suitability requirements in addition to the ones established and described above. Shares will be sold to investors in these states only if they meet the additional suitability standards set forth below:

•	Alabama – Investors must have a liquid net worth of at least ten times their investment in us and similar programs.
•

California – Investors must have either (i) a net worth of at least $250,000, or (ii) a gross annual income of at least $75,000 and a net worth of at least $75,000. In addition, the investment must not exceed ten percent (10%) of the net worth of the investor.

•

Kansas – It is recommended by the office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

•	Kentucky, Michigan, Oregon, Pennsylvania and Tennessee – Investors must have liquid net worth of at least 10 times their investment in us.
•	Ohio and Iowa – Investors may not invest, in the aggregate, more than 10% of their liquid net worth in us and all of our affiliates.

Recent Real Property Investments

The following information supplements, and should be read in conjunction with, the section captioned “Prospectus Summary — Description of Real Estate Investments” beginning on page 8 of the prospectus:

Description of Real Estate Investments

As of September 21, 2009, we owned 76 properties, comprising approximately 1.7 million gross rentable square feet of commercial space, and ten land parcels, comprising approximately 5.3 million square feet of land subject to ground leases, located in 24 states. Properties acquired between August 18, 2009 and September 21, 2009 are listed below.

Property Description	Type	Tenant	Rentable Square Feet	Purchase Price (1)
Aaron Rents – Texas City, TX	Specialty Retail	Aaron’s Inc.	11,943	$1,993,000
Best Buy – Coral Springs, FL (2)	Consumer Electronics	Best Buy Stores, L.P.	52,550	6,239,459
Best Buy – Lakewood, CO (2)	Consumer Electronics	Best Buy Stores, L.P.	45,976	8,263,815
Best Buy – Bourbonnais, IL (2)	Consumer Electronics	Best Buy Stores, L.P.	46,996	6,033,680
Walgreens – Nampa, ID	Drugstore	Walgreen Co.	14,490	4,375,000
			171,955	$26,904,954

(1)	Purchase price does not include acquisition costs.

(2)	The property was purchased as part of a three property portfolio, contracted for purchase under one purchase agreement.

The following information supplements, and should be read in conjunction with, the section of our prospectus captioned “Investment Objectives and Policies — Real Property Investments” beginning on page 94 of the prospectus:

Real Property Investments

We engage in the acquisition and ownership of commercial properties throughout the United States. We invest primarily in retail and other income-producing commercial properties located throughout the United States.

As of September 21, 2009, we, through separate wholly-owned limited liability companies, owned a 100% fee simple interest in 76 properties, consisting of approximately 1.7 million gross rentable square feet of commercial space, and ten land parcels, comprising approximately 5.3 million square feet of land subject to ground leases, located in 24 states. The properties generally were acquired through the use of mortgage notes payable and proceeds from our ongoing public offering of our common stock.

The following table summarizes properties acquired between August 18, 2009 and September 21, 2009 in order of acquisition date:

Property Description	Date Acquired	Year Built	Purchase Price (1)	Fees Paid to Sponsor (2)	Initial Yield (3)	Physical Occupancy
Aaron Rents – Texas City, TX	August 31, 2009	2008	$1,993,000	$39,860	8.32%	100%
Best Buy – Coral Springs, FL (4)	August 31, 2009	2007	6,239,459	124,789	7.75%	100%
Best Buy – Lakewood, CO (4)	August 31, 2009	1990	8,263,815	165,279	7.75%	100%
Best Buy – Bourbonnais, IL (4)	August 31, 2009	2006	6,033,680	120,673	7.75%	100%
Walgreens – Nampa, ID	September 18, 2009	2009	4,375,000	87,500	8.00%	100%
			$26,904,954	$538,101

(1)	Purchase price does not include acquisition costs.

(2)

Fees paid to sponsor include payments made to an affiliate of our advisor for acquisition fees in connection with the property acquisition and payments to our advisor for finance coordination fees for services performed in connection with the origination or assumption of debt financing obtained to acquire the respective property, where applicable. For more detailed information on fees paid to our advisor or its affiliates, see the section captioned “Management Compensation” beginning on page 64 of the prospectus.

(3)

Initial yield is calculated as the current annual rental income for the in-place leases at the respective property divided by the property purchase price, exclusive of acquisition costs and fees paid to our advisor or its affiliates.

(4)	The property was purchased as part of a three property portfolio, contracted for purchase under one purchase agreement.

The following table sets forth the principal provisions of the lease term for the major tenants at the properties listed above:

Property	Number of Tenants	Major Tenants *	Total Square Feet Leased	% of Total Square Feet Leased	Renewal Options**	Current Annual Base Rent		Base Rent per Square Foot	Lease Term***
Aaron Rents – Texas City, TX	1	Aaron’s, Inc.	11,943	100%	4/5 yr.	$165,818	(1)	$13.88	8/31/2009	6/30/2024
Best Buy – Coral Springs, FL (2)	1	Best Buy Stores, L.P.	52,550	100%	2/5 yr.	483,558	(1)	9.20	8/31/2009	1/31/2022
Best Buy – Lakewood, CO (2)	1	Best Buy Stores, L.P.	45,976	100%	2/5 yr.	640,446	(1)	13.93	8/31/2009	1/31/2022
Best Buy – Bourbonnais, IL (2)	1	Best Buy Stores, L.P.	46,996	100%	2/5 yr.	467,610	(1)	9.95	8/31/2009	1/31/2022
Walgreens – Nampa, ID	1	Walgreen Co.	14,490	100%	10/5 yr.	350,000		24.15	9/18/2009	2/29/2034

*	Major tenants include those tenants that occupy greater than 10.0% of the rentable square feet of their respective property.
**	Represents remaining option renewal periods / term of each option.
***	Represents lease term beginning with the later of the purchase date or the rent commencement date through the end of the non-cancellable lease term.
(1)	The annual base rent under the lease increases every five years by 10.0% of the then-current annual base rent.
(2)	The property was purchased as part of a three property portfolio, contracted for purchase under one purchase agreement.

No lease described above expires in the next ten years.

For federal income tax purposes, the depreciable basis in the properties noted above is approximately $18.6 million in total. When we calculate depreciation expense for federal income tax purposes, we will depreciate buildings and improvements over a 40-year recovery period using a straight-line method and a mid-month convention and will depreciate furnishings and equipment over a twelve-year recovery period. The preliminary depreciable basis in the properties noted above is estimated as follows:

Property	Depreciable Tax Basis
Aaron Rents – Texas City, TX	$1,630,070
Best Buy – Coral Springs, FL	5,202,408
Best Buy – Lakewood, CO	6,770,705
Best Buy – Bourbonnais, IL	4,948,571
Walgreens – Nampa, ID	3,582,643
$22,134,397

Cole Realty Advisors, an affiliate of our advisor, has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the properties listed above. In accordance with the property management agreement, we may pay Cole Realty Advisors (i) up to 2.0% of gross revenues from our single tenant properties and (ii) up to 4.0% of gross revenues from our multi-tenant properties. We currently have no plan for any renovations, improvements or development of the properties listed above and we believe the properties are adequately insured. We intend to obtain adequate insurance coverage for all future properties that we acquire.

No debt was incurred in connection with the property acquisitions described above.

Placement of Debt on Certain Prior Real Property Investments

We obtained the following mortgage notes in connection with certain prior property acquisitions subsequent to the respective property purchase date:

Property	Lender	Fixed Rate Loan Amount	Fixed Interest Rate		Maturity Date
Various (1)	Jackson National Life Insurance Company	$30,000,000	6.38%		9/1/2013
Cracker Barrel – Braselton, GA	Wells Fargo, N.A.	1,370,000	5.95%	(2)	8/29/2012
Cracker Barrel – Bremen, GA	Wells Fargo, N.A.	1,220,000	5.95%	(2)	8/29/2012
Cracker Barrel – Columbus, GA	Wells Fargo, N.A.	1,350,000	5.95%	(2)	8/29/2012
Cracker Barrel – Greensboro, NC	Wells Fargo, N.A.	1,360,000	5.95%	(2)	8/29/2012
Cracker Barrel – Mebane, NC	Wells Fargo, N.A.	1,140,000	5.95%	(2)	8/29/2012
Cracker Barrel – Rocky Mount, SC	Wells Fargo, N.A.	1,240,000	5.95%	(2)	8/29/2012
Cracker Barrel – Fort Mill, SC	Wells Fargo, N.A.	1,370,000	5.95%	(2)	8/29/2012
Cracker Barrel – Piedmont, SC	Wells Fargo, N.A.	1,540,000	5.95%	(2)	8/29/2012
Cracker Barrel – Abilene, TX	Wells Fargo, N.A.	1,540,000	5.95%	(2)	8/29/2012
Cracker Barrel – San Antonio, TX	Wells Fargo, N.A.	1,510,000	5.95%	(2)	8/29/2012
Cracker Barrel – Sherman, TX	Wells Fargo, N.A.	1,500,000	5.95%	(2)	8/29/2012
Cracker Barrel – Bristol, VA	Wells Fargo, N.A.	1,150,000	5.95%	(2)	8/29/2012
Cracker Barrel – Emporia, VA	Wells Fargo, N.A.	1,170,000	5.95%	(2)	8/29/2012
Cracker Barrel – Waynesboro, VA	Wells Fargo, N.A.	1,420,000	5.95%	(2)	8/29/2012
Cracker Barrel – Woodstock, VA	Wells Fargo, N.A.	1,120,000	5.95%	(2)	8/29/2012
		$50,000,000

(1)	The loan is collateralized by the following eight single-tenant commercial properties:
	Property	Tenant
	Home Depot – San Diego, CA (a)	Home Depot U.S.A., Inc.
	Harris Teeter – Durham, NC (a)	Harris Teeter, Inc.
	Kohl’s – Monrovia, CA	Kohl’s Department Stores, Inc.
	Kohl’s – Tavares, FL (a)	Kohl’s Department Stores, Inc.
	HH Gregg – North Charleston, SC	Gregg Appliances, Inc.
	Walgreens – Edmond, OK	Walgreen Co.
	CVS – Southaven, MS	Mississippi CVS Pharmacy, L.L.C.
	Best Buy – Coral Springs, FL	Best Buy Stores, L.P.

(a) Subject to a ground lease.

(2)

Each respective borrower executed a swap agreement, effective September 8, 2009, which had the effect of fixing the variable interest rate at 5.95% per annum through the maturity date of the respective loan.

Potential Real Property Investments

Our advisor has identified certain properties as potential suitable investments for us. The acquisition of each such property is subject to a number of conditions. A significant condition to acquiring any one of these potential acquisitions is our ability to raise sufficient proceeds in this offering to pay all or a portion of the purchase price. An additional condition to acquiring these properties may be securing debt financing to pay the balance of the purchase price. Such financing may not be available on acceptable terms or at all.

Our evaluation of a property as a potential acquisition, including the appropriate purchase price, may include our consideration of a property condition report; unit-level store performance; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators.

We decide whether to acquire each property generally based upon:

•	satisfaction of the conditions to the acquisition contained in the contract;

•	no material adverse change occurring relating to the property, the tenant or in the local economic conditions;

•	our receipt of sufficient net proceeds from the offering of our common stock to the public and financing proceeds to make this acquisition; and

•	our receipt of satisfactory due diligence information including the appraisal, environmental reports and tenant and lease information.

Other properties may be identified in the future that we may acquire prior to or instead of these properties. Due to the considerable conditions that must be satisfied in order to acquire these properties, we cannot make any assurances that the closing of these acquisitions is probable. The properties currently identified are as follows:

Property	Expected Acquisition Date	Seller (1)	Approximate Purchase Price (2)	Approximate Compensation to Sponsor (3)
CVS – Lee’s Summit, MO	September 2009	Mesirow Realty Sale-Leaseback, Inc.	$4,378,000	$87,560
Walgreens – Grand Junction, CO (4)	September 2009	Bencor/Patterson, L.P.	4,400,000	88,000
Walgreens – St. George, UT (4)	September 2009	Bencor/Dixie, L.P.	6,400,000	128,000
Walgreens – McPherson, KS (4)	September 2009	Bencor/McPherson, L.P.	4,012,000	80,240
Walgreens – Chickasha, OK	September 2009	Batis Development Company	4,037,000	80,740
Walgreens – Spearfish, SD	September 2009	Village Development – Spearfish, LLC	4,875,000	97,500
Walgreens – Houston, TX	September 2009	Fulton-Quitman Retail, L.P.	5,832,258	116,645
Home Depot – Tucson, AZ	October 2009	Weingarten Realty Investors	11,340,000	226,800
Walgreens –Warner Robins, GA	October 2009	MTW-Lake Joy, L.P.	4,000,000	80,000
Tractor Supply – St. John, IN	October 2009	TSC/St. John, LLC	4,475,000	89,500
Walgreens – Papillion, NE	October 2009	Village Development – 72nd & Cornhusker, LLC	4,135,000	82,700
University Plaza – Flagstaff, AZ	October 2009	Weingarten Nostat, Inc.	17,300,000	346,000
Tractor Supply – Irmo, SC	October 2009	Silver Spur Properties, LLC	2,500,000	50,000

(1)	Seller is an unaffiliated third party.
(2)	Approximate purchase price does not include acquisition costs, which we expect to be approximately 3.0% of the contract purchase price, which include acquisition fees described in note 3 below.
(3)	Amounts include fees payable to an affiliate of our advisor for acquisition fees in connection with the property acquisition.
(4)	The property would be purchased as part of a three property portfolio, contracted for purchase under one purchase agreement.

The potential property acquisitions are subject to net leases, pursuant to which each tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.

Property	Major Tenants*	Total Square Feet Leased		% of Total Square Feet Leased
CVS – Lee’s Summit, MO	Missouri CVS Pharmacy, L.L.C.	12,900		100%
Walgreens – Grand Junction, CO (2)	Walgreen Co.	14,490		100%
Walgreens – St. George, UT (2)	Walgreen Co.	14,490		100%
Walgreens – McPherson, KS (2)	Walgreen Co.	13,650		100%
Walgreens – Chickasha, OK	Walgreen Co.	14,820		100%
Walgreens – Spearfish, SD	Walgreen Co.	14,820		100%
Walgreens – Houston, TX	Walgreen Co.	13,650		100%
Home Depot – Tucson, AZ	Home Depot U.S.A., Inc.	-	(1)	100%
Walgreens – Warner Robins, GA	Walgreen Co.	14,820		100%
Tractor Supply – St. John, IN	Tractor Supply Company	24,727		100%
Walgreens – Papillion, NE	Walgreen Co.	14,820		100%
University Plaza – Flagstaff, AZ	Safeway Inc.	46,271		30%
	Ross Stores, Inc.	29,224		18%
	Bed Bath & Beyond Inc.	20,696		13%
	Petsmart, Inc.	18,088		11%
Tractor Supply – Irmo, SC	Tractor Supply Company	19,097		100%

*	Major tenants include those tenants that occupy greater than 10.0% of the rentable square feet of the property.

(1)	Subject to a ground lease.

(2)	The property would be purchased as part of a three property portfolio, contracted for purchase under one purchase agreement.

The table below provides leasing information for the major tenants at each property:

Property	Number of Tenants	Major Tenants *	Renewal Options**	Current Annual Base Rent		Base Rent per Square Foot	Lease Term ***
CVS – Lee’s Summit, MO	1	Missouri CVS Pharmacy, L.L.C.	10/5 yr.	$372,107		$28.85	9/5/2008	1/31/2034
Walgreens – Grand Junction, CO (1)	1	Walgreen Co.	10/5 yr.	348,000		24.02	10/1/2008	9/30/2033
Walgreens – St. George, UT (1)	1	Walgreen Co.	10/5 yr.	496,000		34.23	9/1/2008	8/31/2033
Walgreens – McPherson, KS (1)	1	Walgreen Co.	10/5 yr.	325,000		23.81	7/6/2009	7/31/2034
Walgreens – Chickasha, OK	1	Walgreen Co.	10/5 yr.	327,000		22.06	7/28/2008	7/31/2033
Walgreens – Spearfish, SD	1	Walgreen Co.	10/5 yr.	395,035		26.66	5/1/2009	6/30/2034
Walgreens – Houston, TX	1	Walgreen Co.	10/5 yr.	452,000		33.11	3/30/2009	3/31/2034
Home Depot – Tucson, AZ	1	Home Depot U.S.A., Inc.	5/5 yr.	900,000	(2)	1.92	7/15/2005	1/31/2026
Walgreens – Warner Robins, GA	1	Walgreen Co.	10/5 yr.	320,000		21.59	10/29/2007	10/31/2032
Tractor Supply – St. John, IN	1	Tractor Supply Company	4/5 yr.	380,000	(2)	15.37	1/9/2006	1/8/2021
Walgreens – Papillion, NE	1	Walgreen Co.	10/5 yr.	322,680		21.77	10/1/2008	9/30/2033
University Plaza – Flagstaff, AZ	1	Safeway Inc.	5/5 yr.	196,032		4.24	3/1/1995	8/31/2013
	1	Ross Stores, Inc.	2/5 yr.	251,619		8.61	10/22/1999	1/31/2015
	1	Bed Bath & Beyond	3/5 yr.	196,612		9.50	1/2/2006	1/31/2016
		Inc.		227,656		11.00	2/1/2016	1/31/2021
	1	Petsmart, Inc.	3/5 yr.	263,723	(2)	14.58	10/27/2003	1/31/2019
Tractor Supply – Irmo, SC	1	Tractor Supply Company	4/5 yr.	206,000	(2)	10.79	9/25/2008	9/24/2022

*	Major tenants include those tenants that occupy greater than 10.0% of the rentable square feet of the property.

**	Represents remaining option renewal periods / term of each option.

***	Represents lease term beginning with the lease commencement date through the end of the non-cancellable lease term.

(1)	The property would be purchased as part of a three property portfolio, contracted for purchase under one purchase agreement.
(2)	The annual base rent under the lease will increase every five years by 10.0% of the then-current annual base rent.

We expect to purchase the properties with proceeds from our ongoing public offering of common stock and, when appropriate, with mortgage notes payable.

Our Involvement in an Article Dated September 1, 2009 by a Magazine for Investment Advisors

On August 31, 2009, Investment Advisor magazine and its associated on-line publication, Investment Advisor.com, published an article dated September 1, 2009, concerning our company. The article was not prepared by us or reviewed by us prior to its publication, nor were we aware of the publication of the article prior to August 31, 2009. The article contained quotations attributed to the chief marketing officer of our advisor. Investments from readers of the article could expose us to liability under securities laws. Our management believes that, given the targeted audience for the publication, there is only a remote possibility that the ultimate outcome with respect to any such claim would materially adversely affect our operating results, financial position or liquidity. Although we believe the risk of material liability is remote, such assessment depends in part on the level of investments made by readers of the article, of which we cannot be certain. Investors in this offering should rely only on the statements made in the prospectus as supplemented to date in determining whether to purchase our shares.

The published article presented information in isolation and did not contain the information that is material to an investment in our shares, including the risks related to an investment in our company. With the exception of the quotations attributed directly to John Towle, the chief marketing officer of our advisor, the article represents the opinions of the author and the other persons quoted in the article, which we do not adopt or endorse. Investors should rely only on the statements made in our prospectus as supplemented in determining whether to make an investment in us.

We believe the following information is appropriate to clarify or correct information included in the article:

1. We caution that the statements in the article attributed to Mr. Towle that “Cole has been garnering about $80 to $100 million per month in flows” and “in the second quarter, Cole Real Estate Investments was ranked the number one capital raiser in the non-traded REIT space” should not be interpreted as a projection of future sales of shares of our common stock.

2. With respect to Mr. Towle’s reference to our “annualized yield of 6.75%” in the article, our Board of Directors has authorized a daily distribution, based on 365 days in the calendar year, of $0.001849316 per share (which equates to 6.75% on an annualized basis calculated at the current rate, assuming a $10.00 per share purchase price) for stockholders of record as of the close of business on each day of the period commencing on July 1, 2009 and ending on September 30, 2009.

3. We caution that undue emphasis should not be placed on the following statements in the article: “So over the long term this could translate into solid capital appreciation at time of portfolio exit” and [the Company] is “buying brand new assets [properties], and we don’t have to worry about some of the overvaluation that’s happened in the last couple of years.” As with any forward-looking information, these statements and any other forward-looking statements in the article are subject to risks and uncertainties that could cause the actual results to differ materially from those stated. Please read “Cautionary Note Regarding Forward-Looking Statements” and the risks associated with an investment in the offering included in the prospectus as supplemented to date that we have filed with the Securities and Exchange Commission (“SEC”) in connection with the offering.

4. The statement in the article that says, “All properties that Cole had acquired through the end of the second quarter were for cash,” is clarified to note that on June 22, 2009, the Company, through certain of its indirect wholly-owned subsidiaries, borrowed approximately $29.9 million from Aviva Life and Annuity Company (the “Aviva Loans”). The Aviva Loans are collateralized by two single-tenant commercial properties and three parcels of land held by the subsidiaries. In addition, our advisor believes that utilizing borrowing is consistent with our investment objectives and we intend to do so strategically. Please read our borrowing policies and the risks associated with indebtedness included in the prospectus as supplemented to date that we have filed with the SEC in connection with the offering.

5. We caution that undue emphasis should not be placed on the statements “For money that we don’t expect to need for five years or so, we use the non-traded REITs” and “Non-traded REITs offer the ‘trade off between a little more risk, but a lot more return. CDs are paying 1.5% and 2%, and people just can’t get by with that.” We currently do not have any plans to list our shares or to effect another liquidity event. In addition, our charter does not require us to take measures to effect a liquidity event until ten years after the termination of this offering, and it is possible that our stockholders could approve an extension of the ten year deadline. Investments in CDs, which are insured by the FDIC, have a risk-reward profile that is significantly different from the risk-reward profile of non-traded REITs, including the Company. Please refer to the risks associated with an investment in the offering included in the prospectus as supplemented to date that we have filed with the SEC in connection with the offering.

APPENDIX B

COLE CREDIT PROPERTY TRUST III, INC.	For Prospectus dated April 30, 2009
Subscription Agreement for the Purchase of Common Stock of Cole Credit Property Trust III, Inc. Please read this Subscription Agreement/Signature Page and the Terms and Conditions before signing.

A – INVESTMENT (a completed Subscription Agreement is required for each initial and additional investment)
1.	This subscription is in the amount of	$	and is an	☐	Initial Subscription	or	☐	Additional Subscription
		☐	Check if amount is estimated		(minimum $2,500)			(Minimum $1,000)
2.	Payment will be made with	☐	Enclosed check ☐	Funds Wired	☐	Funds to Follow
	☐				EMPLOYEE OR AFFILIATE
	☐				REGISTERED REPRESENTATIVE NAV PURCHASE (net of selling commission) Representative will not receive selling commission.
☐

RIA (check only if subscription is made through an RIA administered account that has a “wrap” fee or some other fixed billing arrangement. The RIA must be affiliated with a FINRA licensed broker-dealer and the IAR must be properly listed as an agent of the RIA. RIAs not affiliated with a FINRA licensed broker-dealer are not allowed to participate in this offering. The IAR must confirm with the broker-dealer that these are acceptable assets to be held in an RIA program.)

B – TYPE OF OWNERSHIP			☐	Corporate Ownership (authorized signature and corporate resolution required)
			☐	Partnership Ownership (authorized signature and partnership paperwork required)
1a.	NON-QUALIFIED OWNERSHIP		☐	LLC Ownership (authorized signature and LLC paperwork required)
(make check payable to: CCPT III)			☐	Pension or Profit Sharing Plan (authorized signature and paperwork required)
				☐	Taxable	☐	Exempt under §501A
☐	Individual Ownership (one signature required)		☐	Trust (trustee or grantor signatures and trust documents required)
☐	Joint Tenants with Right of Survivorship (all parties must sign)			Type: (Specify, i.e., Family, Living Revocable, etc.)
☐	Community Property (all parties must sign)
☐	Tenants-in-Common (all parties must sign)		1b. Name of Ownership: (only applies for Trust, Corporation, LLC, Partnership or Pension)
☐	Transfer on Death (Fill out TOD Form to effect designation)
☐	Uniform Gifts to Minors Act or Uniform Transfer to Minors Act (UGMA/UTMA custodian signature required)		Name of Trust/Other Administrator
	State of	A Custodian for
☐	Other (specify)		Tax ID# (if applicable)				Date Established

2. QUALIFIED OWNERSHIP (make check payable to the custodian and send ALL paperwork directly to the custodian.)
☐	Traditional IRA (custodian signature required)	CUSTODIAN INFORMATION
☐	Roth IRA (custodian signature required)	Name
☐	Simplified Employee Pension/Trust (S.E.P.) (custodian signature required)	Mailing Address
☐	Pension or Profit Sharing Plan (custodian signature required)	City	State	Zip
☐	Taxable	☐	Exempt under §501A	Phone
☐	Non-Qualified Custodian (custodian signature required)	Account #
☐	Other (specify)	Tax ID # (provided by custodian)
☐	This is a National Financial Service (NFS) Non-Qualified Custodial Account
☐	This is a Fidelity Non-Qualified Custodial Account

C – INVESTOR INFORMATION (or Trustees if applicable)
1.	Investor Name			Co-Investor Name (if applicable)

	Mailing Address			Mailing Address
	City	State	Zip	City	State	Zip
	Phone	Business Phone		Phone	Business Phone
	Email Address			Email Address
	Social Security or Tax ID #			Social Security or Tax ID #
	Date of Birth			Date of Birth
Street Address (if different from mailing address or mailing address is a PO Box)

	City	State	Zip

2.	Interested Party (Optional)	If you would like a duplicate copy of all communications the Company sends to you to be sent to an additional party, please complete the following.
	Name of Interested Party			Name of Firm
	Mailing Address			Phone
	City	State	Zip	Fax
Email Address

© 2009 Cole Capital Advisors, Inc. All rights reserved. CCPT III-AGMT-11(9/09)

Mail To:

Regular mail: Cole Credit Property Trust III, Inc., c/o DST, PO Box 219312, Kansas City, MO 64121-9312

Overnight: Cole Credit Property Trust III, Inc., c/o DST, 430 W. 7th St., Kansas City, MO 64105

D – DISTRIBUTION OPTIONS (will default to address of record or IRA if nothing is marked)
1. NON-QUALIFIED OWNERSHIP ACCOUNTS
☐	Mail to address of Record
☐	Distribution Reinvestment Program: Investor elects to participate in the Reinvestment Program described in the Prospectus.
☐	Distributions directed to:	☐ Via Mail (complete information below)	☐ Via Electronic Deposit (ACH – complete information below)

Name of Bank or Individual			☐ Checking (Include voided check)	☐ Savings	☐ Brokerage
Mailing Address			Bank ABA# (for ACH only)
City	State	Zip	Account # (must be filled in)

2. QUALIFIED OWNERSHIP ACCOUNTS
☐	Mail to Custodial Account
☐	Distribution Reinvestment Program: Investor elects to participate in the Reinvestment Program described in the Prospectus.

My/our signature(s) in Section E below authorizes Cole Credit Property Trust III, Inc. (“Company”) to deposit distributions from my (our) interest in stock of the Company into the account at the financial institution as indicated in this Section D. I further authorize the company to debit this account in the event that the Company erroneously deposits additional funds to which I am not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I withdraw funds erroneously deposited into my account before the Company reverses such deposit, I agree that the Company has the right to retain any future distributions that I am entitled to receive until the erroneously deposited amounts are recovered by the Company. This authorization is to remain in full force and effect until the Company has received written notice from me of the termination of this authorization in time to allow reasonable opportunity to act on it, or until the Company has sent me written notice of termination of this authorization.

E – INVESTOR(S) SIGNATURES: (Investor(s) must initial sections 1-4.)
I hereby acknowledge and/or represent (or in the case of fiduciary accounts, the person authorized to sign on my behalf) the following:

	1.	I have received the Prospectus relating to the shares, wherein the terms and conditions of the offering of the shares are described.

2.

I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000, or that I (we) meet the specific requirements of my (our) state of residence as set forth in the Prospectus under “Suitability Standards.” In the case of sales to fiduciary accounts, the specific requirements must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for purchase of the shares.

3.

I am purchasing the shares for my own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

	4.	I acknowledge that the shares are not liquid.

	5.	For residents of Alabama only: My (our) liquid net worth is at least 10 times my (our) investment in this or similar programs.

6.

For residents of California only: I (we) either: (i) have a net worth (excluding home, home furnishing and automobiles) of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment does not exceed ten percent (10%) of my (our) net worth.

7.

For residents of Kansas only: I (we) acknowledge that it is recommended that I (we) should invest no more than 10% of my liquid net worth in the Shares and the securities of other real estate investment trusts. “Liquid net worth” is that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

	8.	For residents of Kentucky, Michigan, Oregon, Pennsylvania and Tennessee only: My (our) liquid net worth is at least 10 times my (our) maximum investment in the Company.

	9.	For residents of Ohio and Iowa only: My (our) investment in the Company and all affiliates of the Company does not exceed 10% of my (our) liquid net worth.

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription Agreement/Signature Page is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholdings, and (iii) I am a U.S. person.

NOTICE IS HEREBY GIVEN TO EACH SUBSCRIBER THAT BY EXECUTING THIS AGREEMENT YOU ARE NOT WAIVING ANY RIGHTS YOU MAY HAVE UNDER THE SECURITIES ACT OF 1933 AND ANY STATE SECURITIES LAWS.

A SALE OF THE SHARES MAY NOT BE COMPLETED UNTIL AT LEAST FIVE BUSINESS DAYS AFTER THE DATE THE SUBSCRIBER RECEIVES THE PROSPECTUS.

I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY, OR ANY OTHER DELIVERY METHOD.

Date		Investor’s Signature

Co-Investor’s Signature		Custodian Signature

© 2009 Cole Capital Advisors, Inc. All rights reserved. CCPT III-AGMT-11(9/09)

Mail To:

Regular mail: Cole Credit Property Trust III, Inc., c/o DST, PO Box 219312, Kansas City, MO 64121-9312

Overnight: Cole Credit Property Trust III, Inc., c/o DST, 430 W. 7th St., Kansas City, MO 64105

F – BROKER/DEALER & REGISTERED REPRESENTATIVE (to be completed by selling Registered Representative)
1. Name of Registered Representative			2. Name of Broker/Dealer
Mailing Address			Broker/Dealer ID #
City	State	Zip	Rep ID#
Phone			Broker/Dealer Address
Email Address			City	State	Zip
			Have You Changed Broker/Dealers (since last purchase)?		☐ Yes	☐ No

Signature			Signature
(if applicable)

ELECTRONIC DELIVERY (OPTIONAL)

Instead of receiving paper copies of this Prospectus, our Prospectus supplements, annual reports, proxy statements, and other stockholder communications and reports, you may elect to receive electronic delivery of stockholder communications from Cole Credit Property Trust III, Inc. If you would like to consent to electronic delivery, including pursuant to CD-ROM or electronic mail, please sign and return this election with your Subscription Agreement.

By signing below, I acknowledge and agree that I will not receive paper copies of any stockholder communications unless (i) I notify Cole that I am revoking this election with respect to all stockholder communications or (ii) I specifically request that Cole send a paper copy of a particular stockholder communication to me. Cole has advised me that I have the right to revoke this election at any time and receive all stockholder communications as paper copies through the mail. I also understand that I have the right to request a paper copy of any stockholder communication.

By electing electronic delivery, I understand that I may incur certain costs associated with spending time on-line and downloading and printing stockholder communications and I may be required to download software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications.

Signature	Date	Email

Joint Signature	Date

© 2009 Cole Capital Advisors, Inc. All rights reserved. CCPT III-AGMT-11(9/09)

Mail To:

Regular mail: Cole Credit Property Trust III, Inc., c/o DST, PO Box 219312, Kansas City, MO 64121-9312

Overnight: Cole Credit Property Trust III, Inc., c/o DST, 430 W. 7th St., Kansas City, MO 64105

APPENDIX C

COLE CREDIT PROPERTY TRUST III, INC.	For Prospectus dated April 30, 2009

Additional Investment Subscription Agreement

This form may be used by any current Investor (the “Investor”) in Cole Credit Property Trust III, Inc. (the “Company”), who desires to purchase additional shares of the Company’s common stock pursuant to the Additional Subscription Agreement and who purchased their shares directly from the Company. Investors who acquired shares other than through use of a Subscription Agreement (e.g., through a transfer of ownership or TOD) and who wish to make additional investments must complete the Cole Credit Property Trust III, Inc. Subscription Agreement.

A – INVESTMENT (a completed Subscription Agreement is required for each initial and additional investment)
1.	This subscription is in the amount of	$		(Minimum $1,000)	☐	Check if amount is estimated

2.	Payment will be made with	☐	Enclosed check	☐	Funds Wired	☐	Funds to Follow
	☐	EMPLOYEE OR AFFILIATE
	☐	REGISTERED REPRESENTATIVE NAV PURCHASE (net of selling commission) Representative will not receive selling commission.
☐

RIA (check only if subscription is made through an RIA administered account that has a “wrap” fee or some other fixed billing arrangement. The RIA must be affiliated with a FINRA licensed broker-dealer and the IAR must be properly listed as an agent of the RIA. RIAs not affiliated with a FINRA licensed broker-dealer are not allowed to participate in this offering. The IAR must confirm with the broker-dealer that these are acceptable assets to be held in an RIA program.)

B – INVESTOR INFORMATION (or Trustees if applicable)
CUSTODIAL OWNERSHIP (make check payable to custodian listed and send ALL paperwork directly to the custodian)
NON-CUSTODIAL OWNERSHIP (make check payable to: CCPT III)
1.	Investor Name			Social Security or Taxpayer ID#
Date of Birth
	Mailing Address			Existing CCPT III Account #
	City	State	Zip	Street Address (if different from mailing address or mailing address is a PO Box)
	Phone	Business Phone
	Email Address			City	State	Zip

C – INVESTOR(S) SIGNATURES (Investor(s) must initial sections 1 -4):
I hereby acknowledge and/or represent (or in the case of fiduciary accounts, the person authorized to sign on my behalf) the following:
	1.	I have received the Prospectus relating to the shares, wherein the terms and conditions of the offering of the shares are described.

2.

I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000, or that I (we) meet the specific requirements of my (our) state of residence as set forth in the Prospectus under “Suitability Standards.” In the case of sales to fiduciary accounts, the specific requirements must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for purchase of the shares.

3.

I am purchasing the shares for my own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust of other entity of which I am (we are) trustee(s) or authorized agent(s).

	4.	I acknowledge that the shares are not liquid.

	5.	For residents of Alabama only: My (our) liquid net worth is at least 10 times my (our) investment in this or similar programs.

6.

For residents of California only: I (we) either: (i) have a net worth (excluding home, home furnishing and automobiles) of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment does not exceed ten percent (10%) of my (our) net worth.

7.

For residents of Kansas only: I (we) acknowledge that it is recommended that I (we) should invest no more than 10% of my liquid net worth in the Shares and the securities of other real estate investment trusts. “Liquid net worth” is that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

	8.	For residents of Kentucky, Michigan, Oregon, Pennsylvania and Tennessee only: My (our) liquid net worth is at least 10 times my (our) maximum investment in the Company.

	9.	For residents of Ohio and Iowa only: My (our) investment in the Company and all affiliates of the Company does not exceed 10% of my (our) liquid net worth.

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription Agreement/Signature Page is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person.

NOTICE IS HEREBY GIVEN TO EACH SUBSCRIBER THAT BY EXECUTING THIS AGREEMENT YOU ARE NOT WAIVING ANY RIGHTS YOU MAY HAVE UNDER THE SECURITIES ACT OF 1933 AND ANY STATE SECURITIES LAWS.

A SALE OF THE SHARES MAY NOT BE COMPLETED UNTIL AT LEAST FIVE BUSINESS DAYS AFTER THE DATE THE SUBSCRIBER RECEIVES THE PROSPECTUS.
I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY, OR ANY OTHER DELIVERY METHOD.

Date		Investor’s Signature

Co-Investor’s Signature			Custodian Signature
Have you Changed Broker/Dealer (since last purchase)? (If yes, complete a registered representative change form)		☐ Yes	☐ No
Registered Representative			Signature	Date
(Printed Name)

© 2009 Cole Capital Advisors, Inc. All rights reserved. CCPT III-AGMT-AI-07(9/09)

Mail To:

Regular mail: Cole Credit Property Trust III, Inc., c/o DST, PO Box 219312, Kansas City, MO 64121-9312

Overnight: Cole Credit Property Trust III, Inc., c/o DST, 430 W. 7th St., Kansas City, MO 64105

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